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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                                 BITSTREAM INC.


                  It is hereby certified that:

                  1. The current name of the corporation (hereinafter called the "Corporation") is Bitstream Inc.; the Corporation was originally incorporated under the name Bitstream Inc., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is April 15, 1996.

                  2. The provisions of the Certificate of Incorporation of the Corporation are hereby amended and restated into the single instrument which is hereinafter set forth, and which is entitled "Restated Certificate of Incorporation of Bitstream Inc."

                  3. This Restated Certificate of Incorporation is hereby adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  4. The Certificate of Incorporation of the Corporation is hereby amended and restated to set forth its entire text as amended and restated as follows:

                           FIRST:   The name of the corporation is Bitstream
Inc. (the "Corporation").

                           SECOND:  The address of the Corporation's registered
office in the State of Delaware is No. 15 East North Street, in the City of Dover, County of Kent, State of Delaware; and its registered agent at such address is United Corporate Services, Inc.
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                           THIRD:   The purpose of the Corporation is to engage
in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                           FOURTH:  The total number of shares of stock that the
Corporation shall have authority to issue is 40,500,000, divided as follows: (a) 30,500,000 shares of Common Stock (i) 30,000,000 shares of which shall be Class A Common Stock, par value $.01 per share and (ii) 500,000 shares of which shall be Class B Common Stock, par value $.01 per share, and (b) 10,000,000 shares of Preferred Stock (i) 6,000,000 shares of which shall be Preferred Stock, par value $.01 per share, (ii) 3,000,000 shares of which shall be Class A Preferred Stock, par value $.01 per share and (iii) 1,000,000 shares of which shall be Class B Preferred Stock, par value $.01 per share.

                                 A. COMMON STOCK

                  The Common Stock shall have the rights, powers, qualifications, limitations, and the restrictions as provided below:

                  1.       Voting Rights.   The holders of the Common Stock of
the Corporation shall have the following voting rights.

                           1.1. Class A Common Stock. Except as otherwise
                  provided by law or this Restated Certificate of Incorporation, the holders of Class A Common Stock shall have full voting rights and powers and shall vote together with the holders of the Class A Preferred Stock as a single class, and each share of Class A Common Stock shall be entitled to one vote.

                           1.2. Class B Common Stock. Each outstanding share of
                  Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters, except as set forth herein or as otherwise required by law; provided that, notwithstanding the foregoing, holders of shares of the Class B Common Stock shall be entitled to vote as a separate class on any amendment to this Section 1.2, or as otherwise required by law.

                  2.       Dividends.

                           2.1. General. Subject to Section 2.2 below, the Board
                  of Directors of the Corporation may cause dividends to be paid to holders of shares of all classes of the Common Stock and such holders shall share and share alike, and

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                  without distinction as to class, out of funds then legally available for the payment of dividends subject to any provisions of these Articles as amended from time to time provided that dividends previously have been or simultaneously are declared on the Preferred Stock.

                           2.2. Non-Cash. In the case of dividends payable in
                  shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for Common Stock of the same class upon which the dividend or distribution is being paid.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of all classes of Common Stock shall be entitled to share ratably, and without distinction as to class, in the remaining assets of the Corporation available for distribution.

                  4. Optional Conversion. Subject to and upon compliance with the provisions of this Section 4, and the exception stated at Section 4.6, any Regulated Stockholder (as defined in Section 4.7 below) shall have the right to convert, at any time and from time to time, any or all of the shares of Class A Common Stock held by such stockholder into the same number of shares of Class B Common Stock, and any holder of Class B Common Stock shall have the right to convert any or all of the shares of Class B Common Stock held by such stockholder into the same number of shares of Class A Common Stock, as follows:

                           4.1. Exercise of Option. Each conversion of shares of
                  the Common Stock of the Corporation into shares of another class of the Common Stock of the Corporation shall be effected in the same manner as provided for the conversion of preferred stock at Section C.4.6. below, with the following exceptions for any Regulated Stockholder (as defined below):

                                4.1.1. Expiration of Deferral Period. If such
                           conversion falls subject to Section 4.1.2 below, the Corporation shall not issue the certificates for the converted shares until the expiration of the Deferral Period referred to therein, and no conversion of the shares of a Regulated Stockholder shall


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                           be deemed effective except upon the expiration of
                           such Deferral Period.

                                4.1.2. Deferral Notice. The Corporation shall
                           not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder who requests that the Corporation take such action, or that otherwise waives in writing its rights under this Section 4.1) unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder.

                                4.1.3. Deferral Period. The Corporation will
                           defer making any conversion, redemption, purchase or other acquisition, or taking any such other action described in Section 4.1.2, for a period of ten (10) business days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to any Common Stock it owns, controls or has the power to vote.

                                4.1.4. Response by Regulated Stockholder during
                           Deferral Period. If any such Regulated Stockholder then elects to convert any shares of Class A Common Stock it shall notify the Corporation in writing within five (5) business days of the giving of the Deferral Notice, in which case the Corporation shall
                           (i) defer taking the pending action until the end of the Deferral Period, (ii) promptly notify from time to time each other Regulated Stockholder holding shares of each proposed conversion and the proposed transactions, and (iii) effect the conversion requested by all Regulated Stockholders in response to the notices issued pursuant to this Section 4.1.4. at the end of the Deferral Period.

                           4.2. Stock Splits. If the Corporation shall in any
                  manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse split or otherwise) the outstanding shares of the Class A Common Stock, the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provi-

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                  sion shall be made for the protection of the conversion rights hereunder. In the case of any reorganization, reclassification or change of shares of the Common Stock (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation, or in the case of any sale, lease or other disposition of all or substantially all of the assets of the Corporation, each holder of a share of the Common Stock, irrespective of class, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition (each a "Disposition") by a holder of the number of shares of the class of the Common Stock into which such shares of the Common Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a Disposition, effective provision shall be made in the Certificate of Incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of the Common Stock of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of the Common Stock into which such Common Stock might have been converted immediately prior to such event. The Corporation shall not be a party to a Disposition pursuant to which any Regulated Stockholder would be required to take (i) any voting securities that would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities that are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

                           4.3. Capital Reorganization, Merger or Sale of
                  Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section
                  4) or a merger or consolidation of the Corporation with or into another corporation (other than

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                  a merger or reorganization involving only a change in the
                  state of incorporation where the Corporation survives as a going concern as further provided in Section 3.2. of Part C. hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Common Stock shall thereafter be entitled to receive upon conversion of the Common Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Common Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 to the end that the number of the shares of Common Stock or other securities issuable upon conversion of such shares of Common Stock shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                           4.4. Reservation of Shares. The Corporation shall at
                  all times reserve and keep available out of its authorized but unissued shares of its Common Stock a sufficient number of shares as from time to time shall permit the conversion of all outstanding shares of Class B Common Stock into Class A Common Stock (including any such shares represented by outstanding warrants, options, subscription or purchase rights). If at any time the number of authorized but unissued shares of Common Stock shall prove insufficient to effect the conversion of all such outstanding or promised shares, then the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to a sufficient number to accomplish a complete conversion.

                           4.5. Stock Transfer Taxes. The issuance of
                  certificates for shares of any class of Common Stock upon conversion of shares of any other class of Common Stock shall be made without charge to the holders of such shares of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in any name other than that of the holder of the Common Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate, unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the

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                  amount of such tax or shall have established to the
                  satisfaction of the Corporation that such tax has been paid.

                           4.6. Exception. No holder of shares of Class B Common
                  Stock may convert any such shares to the extent that, as a result of such conversion, such holder and its Affiliates (as defined pursuant to Section 4.7 below), directly or indirectly, would own, control or have the power to vote a greater number of shares of Class A Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

                           4.7. Definitions. The following terms shall have the
                  meanings shown below for the purposes of this Section:

                                4.7.1. Affiliate. shall mean with respect to any
                           Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, "controlling," "controlled by," "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                                4.7.2. "Person" shall mean an individual, a
                           partnership, corporation, trust, joint venture, an unincorporated association, or a government or any department or agency thereof.

                                4.7.3. "Regulated Stockholder" shall mean (i)
                           any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y") and which holds shares of Class B Common Stock or Class B Preferred Stock of the Corporation as of the date of this Restated Certificate of Incorporation or shares of Class B Common Stock or Class B Preferred Stock of the Corporation which were issued upon the conversion of shares of Class B Common Stock or Class B Preferred Stock, as the case may be, of Bitstream Inc., a Massachusetts

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                           corporation (the "Predecessor Corporation") in
                           connection with the merger of the Predecessor Corporation with and into the Corporation, so long as such stockholder shall hold such shares of Common Stock or Preferred Stock or shares issued upon conversion of such shares, (ii) any Affiliate of any such Regulated Stockholder that is a transferee of any shares of Common Stock or Preferred Stock of the Corporation, so long as such Affiliate shall hold, and only with respect to, such shares of Common Stock or Preferred Stock or shares issued upon conversion of such shares and (iii) any Person to which such Regulated Stockholder or any of its Affiliates has transferred such shares, so long as such transferee shall hold, and only with respect to, any shares transferred by such stockholder or Affiliates or any shares issued upon conversion of such shares but only if such Person (or any Affiliate of such Person) falls subject to the provisions of Regulation Y.

                         B. UNDESIGNATED PREFERRED STOCK

                  1. The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such classes or series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolutions or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority to do so which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsid-

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iary, upon the issue of any additional shares (including additional shares of such classes or series or of any other classes or series), upon the amendment of this Restated Certificate of Incorporation and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any classes or series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other classes or series shall have the status of authorized and unissued shares of Preferred Stock of the same classes or series and may be reissued as a part of the classes or series of which they were originally a part or may be reclassified and reissued as part of a new class or series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other class or series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any classes or series of shares of Preferred Stock.

             C. CLASS A PREFERRED STOCK AND CLASS B PREFERRED STOCK

The Class A Preferred Stock and Class B Preferred Stock shall be subject to the rights, powers, qualifications, limitations, and restrictions provided below:

                  1. Voting Rights. The holders of the Class A Preferred Stock and Class B Preferred Stock of the Corporation shall have the following voting rights:

                           1.1. Class A Preferred Stock. Except as otherwise
                  provided by law or this Restated Certificate of Incorporation, the holders of Class A Preferred Stock shall have full voting rights and powers and shall vote together with the holders of the Class A Common Stock as a single class, with each share of Class A Preferred Stock entitled to the number of votes that such share would have possessed if such share had been converted (pursuant to Section 4 below) to Class A Common Stock as of the record date for such vote. Notwithstanding the foregoing, the following actions shall require the affirmative votes of a majority of the issued and then outstanding shares of Class A Preferred Stock:



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                                1.1.1. The merger or consolidation of the
                           Corporation with or into any other corporation (other than a wholly-owned subsidiary of the Corporation), or the sale, assignment, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the Corporation's assets (whether now owned or hereafter acquired);

                                1.1.2. The establishment by the Board of
                           Directors of the Corporation of a new class of preferred stock with rights or preferences equal to or superior to the Class A Preferred Stock;

                                1.1.3. The redemption or repurchase by the
                           Corporation of any shares of the Corporation's capital stock, except pursuant to the rights granted by stock options, warrants, and/or employee benefit plans of the Corporation (the "Option Plans") issued under such Option Plans and options; or

                                1.1.4. Any amendment to the Restated Certificate
                           of Incorporation of the Corporation which would adversely affect the rights of the holders of the Preferred Stock.

                           1.2. Class B Preferred Stock. Each outstanding share
                  of Class B Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters, except as set forth herein or as otherwise required by law; provided that, notwithstanding the foregoing, holders of shares of the Class B Preferred Stock shall be entitled to vote as a separate class on any amendment to this Section 1.2, or as otherwise required by law.

                  2.       Dividends.

                           2.1. General. The holders of Preferred Stock shall be
                  entitled to receive when, as and if declared by the Board of Directors, out of funds then legally available therefor, such dividends as equal the amount of dividends that the holders of Class A Preferred Stock and Class B Preferred Stock would have received had such holders converted such Preferred Stock to Common Stock (pursuant to Section 4.1. below) on the record date for the declaration of such dividends.

                           2.2. Non-Cash. In the case of dividends payable in
                  shares of Common Stock of the Corporation, or options,

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                  warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the holders of Class A Preferred Stock shall be paid in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for Class A Common Stock, and the holders of Class B Preferred Stock shall be paid in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for Class B Common Stock,

                  3.       Liquidation.

                           3.1. Rights on Liquidation. In the event of any
                  liquidation, dissolution or winding up of the Corporation (voluntary or involuntary), all of the property and assets of the Corporation (whether from capital, surplus or earnings) then available for distribution to the Corporation's stockholders (the "Distribution Assets") shall be distributed such that each holder of shares of Class A Preferred Stock and Class B Preferred Stock shall receive $0.942 for each preferred share then held by such holder before payment is made on any share of Common Stock.

                           3.2. Merger or Consolidation. A merger or a
                  consolidation to which the Corporation is a party (other than a merger with or into a wholly-owned subsidiary of the Corporation), or a sale or lease of all or part of the assets of the Corporation, shall be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of this
                  Section 3 with respect to any event that yields consideration valued in the good faith judgment of the Board of Directors less than $0.942 per share, (for purposes of this Section 3, a "Merger or Sale of Corporation").

                                3.2.1. Merger Notice. No later than twenty (20)
                           days before the occurrence of any such Merger or Sale of Corporation, the Corporation shall deliver a notice to each holder of Class A Preferred Stock and Class B Preferred Stock setting forth the principal terms of such Merger or Sale of Corporation. Such notice shall be deemed delivered upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed to each party at its address shown on the stock records of the Corporation. Such notice shall include a description of the amounts that would be paid to holders of Class A Preferred Stock and Class B Preferred Stock under Section 3 and of the consideration that such holders would receive if they exercised their rights under Section 4.6. to have shares of Class A Preferred Stock and Class B

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                           Preferred Stock treated as if they had been converted
                           into Common Stock.

                                3.2.2. Election. No later than ten (10) days
                           after delivery of the notice, each holder of Class A Preferred Stock and Class B Preferred Stock may deliver an election to the Corporation notifying the Corporation that the holder desires (i) to have such holder's shares of Class A and Class B Preferred Stock treated, pursuant to Section 4.6., as if they had been converted into shares of Common Stock or
                           (ii) to receive such amounts as provided for under this Section 3.

                  4. Conversion Rights. The holders of the Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock.

                           4.1. General.

                                4.1.1. Class A Preferred Stock and Class B
                           Preferred Stock. For purpose of this Section 4, in each instance that a share of Preferred Stock is referred to as being convertible into Common Stock, in the case of Class A Preferred Stock, such share is convertible only into Class A Common Stock, and in the case of Class B Preferred Stock, such share is convertible only into Class B Common Stock.

                                4.1.2. Conversion. Subject to and in compliance
                           with the provisions of this Section 4, any shares of the Class A Preferred Stock and Class B Preferred Stock may, at the option of any holder, be converted at any time into an equal number of fully-paid and non-assessable shares of Common Stock.

                           4.2. Automatic Conversion Upon Initial Public
                  Offering or Election of Preferred Stock.

                                4.2.1. Mandatory Conversion of Preferred Stock.
                           Immediately upon the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $5,000,000 (calculated after deducting underwriter's discounts and commissions but before calculations of expenses), and in which the price per share of Common Stock equals or

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                           exceeds $3.00 per share (such price to be subject to
                           equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation), then all of the outstanding shares of Class A Preferred Stock and Class B Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Common Stock are then convertible pursuant to this Section 4 as of the effectiveness of such underwritten public offering, without the need of any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or any transfer agent for the Corporation.

                                4.2.2. Surrender of Certificate Upon Mandatory
                           Conversion. Upon the occurrence of the conversion event specified in the preceding paragraph 4.2.1., the holders of the Class A Preferred Stock and Class B Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate for the number of shares of Common Stock into which the shares of Class A Preferred Stock and Class B Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Class A Preferred Stock and Class B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify it from any loss incurred in connection therewith.

                           4.3. Capital Reorganization or Reclassification. If
                  the Common Stock issuable upon the conversion of the Class A Preferred Stock and Class B Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification, split up or otherwise (other than a subdivision or combination of shares or subdivision or combination of shares or stock dividend (as provided for elsewhere in this Section 4), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Class A Preferred Stock and Class B Preferred Stock shall have the right thereafter to convert such share into the kind and the amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification, or other change by the holders of the number of shares of Common Stock into which the Class A Preferred Stock and Class B Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           4.4. Capital Reorganization, Merger or Sale of
                  Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section
                  4) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation where the Corporation survives as a going concern as further provided in Section 3.2. hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Class A Preferred Stock and Class B Preferred Stock shall thereafter be entitled to receive upon conversion of the Class A Preferred Stock and Class B Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Class A Preferred Stock and Class B Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 to the end that the provisions of this Section 4 (including adjustments of the Applicable Conversion Value then in effect and the number of the shares of Common Stock or other securities issuable upon conversion of such shares of Class A Preferred Stock and Class B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                           4.5. Certificate as to Adjustments; Notice by
                  Corporation. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Class A Preferred Stock and Class B Preferred Stock with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                           4.6. Voluntary Conversion. The shares' conversion
                  privilege may be exercised as follows:

                                4.6.1. Holder to Initiate. A holder of the
                           Preferred Stock shall:

                                       4.6.1.1. Surrender the certificate or
                                certificates representing the shares being converted to the Corporation at its principal office;

                                       4.6.1.2. Give written notice to the
                                Corporation at that office that such holder elects to convert such shares, including the name or names with address or addresses in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued (the "Conversion Notice").

                                       4.6.1.3. Include a proper assignment,
                                either to the Corporation or in blank, of the certificate or certificates for shares of Preferred Stock surrendered.

                                4.6.2. Corporation to Deliver. The Corporation
                           shall, as promptly as practicable after the Conversion Date, issue and deliver to the holder of the shares of Class A Preferred Stock and Class B Preferred Stock being converted, or to its written order, such certificate(s) as the holder may request for the number of shares of Common Stock issuable upon the conversion of such shares of Class A Preferred Stock and Class B Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in Section 4.7., in respect of any fraction of a share of Common Stock issuable upon such conversion.

                                4.6.3. Holder of Converted Shares. The person(s)
                           in whose name or names any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed the holder or holders of record of the shares of Common Stock represented thereby.

                                4.6.4. Date of Conversion. The date that the
                           Corporation receives the stockholder's written notice together with the certificate or certificates representing the shares of Class A Preferred Stock and Class B Preferred Stock being converted shall be the "Conversion Date". The conversion shall be deemed effective immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder shall cease as holder of the converted shares of Class A Preferred Stock and Class B Preferred Stock.

                           4.7. Cash in Lieu of Fractional Shares. No fractional
                  shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Class A Preferred Stock and Class B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Class A Preferred Stock and Class B Preferred Stock, the Corporation shall pay to the holder of the shares of the Class A Preferred Stock and Class B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the product obtained by multiplying the same fraction by the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Class A Preferred Stock and Class B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Class A Preferred Stock and Class B Preferred Stock being converted.

                           4.8. Partial Conversion. In the event that some but
                  not all of the shares of Class A Preferred Stock and Class B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, a new certificate representing the number of shares of Preferred Stock which were not converted shall be issued to the holder at the Corporation's expense.

                           4.9. Reservation of Common Stock. The Corporation
                  shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock of each class as from time to time shall permit the conversion of all outstanding shares of the Class A Preferred Stock and Class B Preferred Stock (including any such shares represented by outstanding warrants, options, subscription or purchase rights). If at any time the number of authorized but unissued shares of Common Stock shall prove insufficient to effect the conversion of all such outstanding or promised Class A Preferred Stock and Class B Preferred Stock, then the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to a sufficient number to accomplish a complete conversion.

                           4.10. No Reissuance of Preferred Stock. No share(s)
                  of Class A Preferred Stock and Class B Preferred Stock reacquired by the Corporation by redemption, purchase, conversion or otherwise, shall be reissued, and all such reacquired shares shall be cancelled, retired, and eliminated from the shares that the Corporation shall be authorized to issue. The Corporation shall from time to time take such corporate action as may be necessary and appropriate to reduce the authorized number of shares of the Class A Preferred Stock and Class B Preferred Stock to correspond with such reacquisitions.

                           4.11. Notices of Record Date. In the event of any
                  taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled (i) to receive any dividend or other distribution, any Common Stock or Preferred Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (ii) to participate in any merger, consolidation, liquidation, sale of all or substantially all of the Corporation's assets, or other similar transaction, the Corporation shall mail to each holder of Class A Preferred Stock and Class B Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other action, and the amount and character of such dividend, distribution, right or other action.


                           FIFTH:   (a)  The number of Directors of the
Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws but in no case shall the number be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum.

                                    (b)  All corporate powers of the Corporation
shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance and not in limita-tion of the powers conferred by statute and by law the Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal By-Laws of the Corporation, without any action on the part of the stockholders.

                           SIXTH:   Whenever a compromise or arrangement is
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or the application of any receiver or receivers appointed for this Corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                           SEVENTH: (a)  No contract or transaction between the
Corporation and one or more of its Directors, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such Directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if:

                                (1)  The material facts as to his, her or their
relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of the disinterested directors, even though the disinterested directors be less than a quorum; or

                                (2)  The material facts as to his, her or their
relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote there-on, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                                (3)  The contract or transaction is fair as to
the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

In any case described in this Section, any common or interested Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliated corporation.

                                    (b)  No person who is or at any time has
been a Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that the foregoing provision shall not eliminate or limit the liability of a Director (i) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such Director derived an improper personal benefit.

                                    (c)  Any contract, transaction or act of the
Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers of their right to proceed with such contract, transaction or act.

                                    (d)  Each Director, officer and employee,
past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a Director, Trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corpora-tion as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to Directors, officers and employees of the Corporation. The provisions of this paragraph (d) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or Director of the Corporation.

                                    (e)  The provisions of this Article SEVENTH
shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any Director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.

                           EIGHTH:  (a)  To the extent not prohibited by law,
the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article EIGHTH.

                                    (b)  The Corporation shall, from time to
time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

                                    (c)  The rights to indemnification and
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                    (d)  The rights to indemnification and
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                                    (e)  The Corporation shall have power to
purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

                                    (f)  The provisions of this Article EIGHTH
shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article EIGHTH is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer, or other person intend to be legally bound. No repeal or modification of this Article EIGHTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                                    (g)  The rights to indemnification and
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stock holders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                                    (h)  Any Director or officer of the
Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

                                    (i)  Any person entitled to be indemnified
or to reimbursement or advancement of expenses as a matter of right pursuant to this Article EIGHTH may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                           NINTH:   The Board of Directors may from time to time
(after adoption by the undersigned of the original By-laws) make, alter or repeal the By-laws by a vote of a majority of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of Directors of the Corporation.

                  I, the undersigned officer of BITSTREAM INC., a corporation of the State of Delaware, hereby certify that the foregoing is a true, correct and complete copy of the Restated Certificate of Incorporation of said Corporation as at present in force.

                  IN WITNESS WHEREOF, I have hereunto subscribed by name and affixed the seal of this Corporation this 15th day of May 1996.

                                        BITSTREAM INC.


                                        /s/  C. Raymond Boelig
                                        ----------------------------------------
                                        Name:  C. Raymond Boelig
                                        Title: President and CEO

ATTEST:

/s/  William Swiggart
- ----------------------------------------
Name:  William Swiggart
Title: Secretary